Exhibit 99.1

NEWS RELEASE

ICF International Reports on Future Leadership Change

of its Digital Services Group

Investor information contact:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com, +1.212.750.5800

Betsy Brod, MBS Value Partners, betsy.brod@mbsvalue.com +1.212.750.5800

Company information contact:

Steve Anderson, ICF International, steve.anderson@icfi.com, +1.703.934.3847

FAIRFAX, Va. – (October 1, 2015) ICF International (NASDAQ: ICFI), a leading provider of consulting services and technology solutions to government and commercial clients globally, reported on John Partilla’s intention to take a CEO position at a New York-based private equity backed media company at the end of this year.

Serving as the head of ICF’s Digital Services Group (DSG) since its formation at the beginning of this year, John Partilla (J.P.) was the former CEO of Olson, the digital marketing company that ICF acquired from its private equity owner in 2014. The DSG business is a combination of ICF’s legacy commercial and state and local digital services business and the Olson acquisition.

Commenting on the future leadership change, ICF Chairman and Chief Executive Officer Sudhakar Kesavan said “DSG has been an important contributor to ICF’s total revenue growth in the first half of 2015, and it continued to perform as expected in the third quarter of this year. Much of the groundwork has been laid for DSG to become a substantial organic revenue growth driver for ICF in 2016 and beyond. We are disappointed that J.P. will be leaving the company later this year, but at the same time, we thank him for his contributions and wish him continued success in his new endeavor.

We are fortunate that the five key areas which comprise DSG: Brand, Loyalty, PR and Social Media, Strategy & Innovation, and Technology Implementation, are led by seasoned professionals who are fully engaged in the development and execution of client programs. These talented leaders are supported by excellent teams that combine creativity with proprietary technology and analytics to provide comprehensive customer and stakeholder engagement and e-commerce solutions. Through their efforts we’ve made substantial progress on the successful integration of Olson with ICF, building an even stronger organization, and in winning new business, including our California Lottery win and a significant win from a major Canadian utility regulatory authority. We look forward to the Group’s continued success.”

Mr. Partilla noted, “ICF has been an ideal parent and partner for us, marrying its deep technological expertise with our brand building, digital and creative expertise. This was a difficult decision for me on a personal level, but the professional opportunity to move back to the media sector was something I could not pass up. I know that I am leaving DSG in very capable hands, and I am pleased to make myself available beyond year-end to provide ongoing counsel and support where and when most useful.”

ICF has engaged an executive search firm to assist in the identification and assessment of internal and external candidates for the DSG leadership role.

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For More Information

●	ICF International

About ICF International

ICF International (NASDAQ:ICFI) provides professional services and technology solutions that deliver beneficial impact in areas critical to the world's future. ICF is fluent in the language of change, whether driven by markets, technology, or policy. Since 1969, we have combined a passion for our work with deep industry expertise to tackle our clients' most important challenges. We partner with clients around the globe—advising, executing, innovating—to help them define and achieve success. Our more than 5,000 employees serve government and commercial clients from more than 70 offices worldwide. ICF's website is www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.